Exhibit 10.6

CANNES HOLDING PARENT, INC. 2019 EQUITY INCENTIVE PLAN

ARTICLE 1

PURPOSE

Cannes Holding Parent, Inc., a Delaware corporation (the “Company”), hereby establishes the Cannes Holding Parent, Inc. 2019 Equity Incentive Plan (the “Plan”), effective as of September 4, 2019 (the “Effective Date”). The purpose of the Plan is to advance the interests of the Company and its shareholders by providing a means by which the Company and its Subsidiaries can attract, retain and motivate selected directors, officers, other employees and consultants and provide such personnel with an opportunity to participate in the increased value of the Company and its Subsidiaries which their effort, initiative and skill have helped produce.

ARTICLE 2

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” means any grant of Options, Restricted Stock, RSUs or Other Share-Based Awards granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not (as determined by the Committee), be required to be executed or acknowledged by a Participant as a condition precedent to receiving an Award or the benefits under an Award.

“Beneficial owner” or “beneficially own” has the meaning given to such term in Rule 13d-3 under the Exchange Act.

“Board” means the board of directors of the Company.

“Cause” has the meaning set forth in a Participant’s employment or service agreement with the Company or any of its Subsidiaries, except that, notwithstanding any contrary provision in any such agreement related to any failure to follow Company Group policies, a material violation (that is not inadvertent) of any material written rules, regulations, policies or procedures of the Company Group shall constitute “Cause”. If there is no agreement with such a definition, “Cause” shall mean and include: the Participant’s (i) indictment for, conviction of, or entry of a plea of guilty or nolo contendere to, either (x) a felony (other than motor vehicle offenses the effect of which do not materially affect the performance of the Participant’s duties) or (y) any crime involving moral turpitude, fraud, theft or similar acts, whether under the laws of the United States or any state thereof or any similar foreign law to which the Participant may be subject, (ii) being or having been engaged in conduct constituting breach of fiduciary duty, willful misconduct or gross negligence relating to any member of the Company Group or the performance of his or her duties, (iii) willful failure to (x) follow a reasonable and lawful directive of any member of the Company Group or (y) materially comply with any written rules, regulations, policies or procedures (including without limitation any sexual harassment or misconduct policy) of any member of the Company Group which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of such member of the Company Group, (iv) deliberate and continued failure to perform his or her material duties to any member of the Company Group, (v) breach of his or her employment agreement, the Plan, any Award Agreement, the Shareholders Agreement or any restrictive covenant under any other agreement between the Participant and any member of the Company Group, or (vi) engagement in any misconduct which, in the good faith judgment of the Board, injures the goodwill, integrity, character or reputation of any member of the Company Group or impugns the Participant’s integrity, character or reputation so as to render him or her unfit to act in his or her capacity as an employee or officer of the Company Group; provided that prongs (iii), (iv) and (v) will not constitute “Cause” unless the Participant has failed to cure (as reasonably determined in good faith by the Board) such failure, events, actions, inactions or breach (if curable) within 30 days after receiving written notice from the Company Group setting forth in reasonable detail the basis for terminating the Participant for “Cause”.

“Change in Control” means the consummation of any transaction or series of related transactions, pursuant to which one or more Persons or group of Persons (other than a Permitted Holder) acquires or becomes the beneficial owner, directly or indirectly, of (a) capital stock of the Company possessing (i) the power to vote more than 50% of the capital stock of the Company or (ii)    the voting power sufficient to elect a majority of the members of the Board or the board of directors of any successor to the Company (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company’s capital stock or otherwise), or (b) all or substantially all of the assets of the Company and its Subsidiaries; provided that, in the case of clauses (a) and (b) above, such transactions will only constitute a Change in Control if they result in the TPG Investors (or any of their Affiliates) ceasing to have the power (whether by ownership of voting securities, contractual rights or otherwise) collectively to elect a majority of the Board.

“Code” means the Internal Revenue Code of 1986, as amended, and applicable rules and regulations thereunder.

“Committee” means a committee of two or more members of the Board designated by the Board to administer the Plan, or if no such committee has been designated, the Board.

“Common Shares” has the meaning set forth in the Shareholders Agreement.

“Company Group” means the Company, its Subsidiaries, and any of their Affiliates, including the TPG Investors and their portfolio companies.

“Disability” has the meaning set forth in a Participant’s employment or service agreement with the Company or any of its Subsidiaries. If there is no agreement with such a definition, “Disability” shall mean any medically determinable physical or mental impairment resulting in the Participant’s inability to engage in any substantial gainful activity, where such impairment is likely to result in death or can be expected to last for a continuous period of not less than 12 months, as determined reasonably and in good faith by the Committee.

“Eligible Individual” means any officer, employee, director, independent contractor or consultant of the Company or any of its Subsidiaries whom the Company designates as eligible to receive an Award under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder.

“Exercise Price” means the price at which a Common Share may be purchased by a Participant pursuant to an Option, as set forth in the relevant Award Agreement.

“Fair Market Value” means (a) if the Common Shares are listed or quoted on the New York Stock Exchange or the Nasdaq Stock Market, the closing sales price for the Common Shares (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange or the Nasdaq Stock Market for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (b) if the Common Shares are not so listed or quoted, “Fair Market Value” as defined in the Shareholders Agreement.

“Management Shareholder” has the meaning set forth in the Shareholders Agreement.

“Option” means a non-qualified stock option to purchase non-voting Common Shares under the Plan.

“Other Share-Based Award” means any award of, denominated in or based on Common Shares granted to a Participant, pursuant to Section 6.04, which may include, for the avoidance of doubt, stock appreciation rights, dividend or dividend equivalent rights and other similar awards.

“Participant” means an Eligible Individual who receives an Award under the Plan.

“Permitted Holder” means (a) the Company or any of its Affiliates, or any employee benefit plan(s) sponsored by the Company or any of its Affiliates (each, a “Company Holder”), (b)  any TPG Investor and any Permitted Transferee of any such TPG Investor or (c) any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which a Company Holder, TPG Investor or Permitted Transferee of a TPG Investor is a part.

“Permitted Transferee” has the meaning set forth in the Shareholders Agreement.

“Person” means an individual, corporation, limited liability company, partnership (general or limited), association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” has the meaning set forth in Article 1.

“Public Company Acquisition” means any business combination transaction (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of capital stock or otherwise) between the Company or any of its Subsidiaries (including any new Subsidiaries created in connection with such transaction) and a company the common stock of which is listed on either the New York Stock Exchange or the Nasdaq Stock Market, following which the TPG Investors beneficially own, directly or indirectly, capital stock of the surviving public parent company possessing (i) the power to vote more than 50% of the capital stock of such surviving public company or (ii) the voting power sufficient to elect a majority of the members of the board of directors of such company.

“Qualifying IPO” means (a) the first underwritten public offering of Common Shares pursuant to an effective registration statement under the Securities Act of 1933 (as amended), other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar successor form or (b) a Public Company Acquisition.

“Restricted Stock” means any award of voting or non-voting Common Shares that is subject to vesting conditions pursuant to Section 6.02.

“Restricted Stock Units” or “RSUs” means a contractual right to receive the value of the underlying Common Shares in cash, voting or non-voting Common Shares or a combination thereof pursuant to Section 6.03.

“Section 409A” has the meaning assigned to it in Article 15.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

“Shareholders Agreement” means that certain Shareholders Agreement dated as of September 4, 2019, in effect from time to time by and among (i) the Company, (ii) TPG VIII Cannes Holdings, L.P., a Delaware limited partnership, (iii) TPG HC Cannes Holdings, L.P., a Delaware limited partnership, and (iv) the Persons listed on the signature pages thereof under the heading Management Shareholders.

“Shareholder” has the meaning set forth in the Shareholders Agreement.

“Subsidiary” means with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“TPG Investors” means TPG VIII Cannes Holdings, L.P. and TPG HC Cannes Holdings, L.P.

“Unvested Award” means, as of any date, any Award (or any portion thereof) which by its terms has not yet vested as of such date.

“Vested Award” means, as of any date, any Award (or any portion thereof) which by its terms has vested as of such date.

ARTICLE 3

ADMINISTRATION

Section 3.01. Committee. The Plan shall be administered by the Committee.

Section 3.02. Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Company:

(a)        to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the number of Common Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other aspects of the Awards and the provisions of the applicable Award Agreement and to modify, amend, cancel or suspend Awards;

(b)         to interpret the Plan;

(c)         to prescribe, amend and rescind any rules and regulations relating to the Plan;

(d)        to determine whether, to what extent and under what circumstances Awards may be settled in cash, Common Shares, other Awards or other property, including without limitation the authority to settle Awards in cash or property upon a Change in Control or other similar corporate transaction;

(e)         to cancel and re-grant, accelerate vesting or adjust the Exercise Price of an Award previously granted under the Plan; and

(f)          to make all other determinations and findings, including factual findings, deemed necessary or advisable for the administration of the Plan.

Section 3.03. Committee Discretion. In exercising its authority, the Committee shall have the broadest possible discretion. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made in good faith by the Committee under or with respect to the Plan, any Award or Award Agreement shall be final, binding and conclusive on all persons.

Section 3.04. Committee Delegation. To the extent permitted by applicable law, the Committee may delegate its authority, or specified items thereof, to one or more designated officers of the Company or other committees of the Board.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

Section 4.01. General Limitation.

(a)         Subject to Section 4.02 below, the maximum number of Common Shares that may be issued under the Plan is 100,000 Common Shares.

(b)        To the extent any Common Shares covered by an Award are not issued because the Award is forfeited, canceled or expires without being exercised, such Common Shares shall not be deemed to have been issued for purposes of determining the maximum number of Common Shares available for issuance under the Plan.

(c)         Notwithstanding anything to the contrary in Section 4.01(b) above, Common Shares subject to an Award shall not again be available for issuance under the Plan if such Common Shares are (i) Common Shares tendered to or withheld by the Company (by either actual delivery or by attestation) to satisfy payment of the Exercise Price of any Option or (ii) not delivered because the Award is settled in cash or Common Shares are withheld to satisfy applicable tax withholding obligations or otherwise arising from an Award.

Section 4.02. Adjustments. In the event that any corporate transaction or distribution (including, without limitation, any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, repurchase, combination or exchange of Common Shares or other securities of the Company, but not including ordinary dividends) affects the Common Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, (a), adjust any or all of (i) the number of Common Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under Section 4.01; (ii) the number of Common Shares or other securities of the Company (or number and kind of other securities and property) subject to outstanding Awards; (iii) the Exercise Price of any Option or other terms and conditions of any Award, (iv) making a provision for a cash payment on a current or deferred basis or (v) any combination of the foregoing or (b) if deemed appropriate, the Committee may instead make provision for a cash payment to the holder of an outstanding Award in full satisfaction of such Award as set forth in Section 4.03.

Section 4.03. Cancelation of Awards. For the avoidance of doubt, if an adjustment is appropriate under Section 4.02, the Committee may, if deemed equitable by the Committee in light of the applicable circumstances, cause any Award granted hereunder to be canceled in consideration of a cash payment to the holder of such Award equal in value to the product of (a)   the number of Common Shares subject to such Award, multiplied by (b) the Fair Market Value of a Common Share as of the date of such cancelation (less the applicable Exercise Price, if applicable) with respect to such canceled Award, provided that, for the avoidance of doubt, if an Option has an Exercise Price that exceeds the Fair Market Value of the Common Shares underlying the Option, such Option may be canceled for no consideration.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

Key employees and other service providers of the Company or any of its Subsidiaries who are expected to be important to the ongoing business of the Company and any of its Subsidiaries shall be eligible to participate in and receive Awards under the Plan, which individuals will be selected by the Board. Awards may be granted on conditions specified by the Committee.

ARTICLE 6

AWARDS

Section 6.01. Options.

(a)         General. The Committee is authorized to grant Options under the Plan, which shall be evidenced by an Award Agreement and shall contain terms and conditions not inconsistent with the limitations and conditions set forth herein.

(b)        Exercise Price. The Exercise Price of each Option shall be established by the Committee at the time the Option is granted. Unless otherwise determined by the Committee, the Exercise Price shall not be less than the Fair Market Value of a Common Share on the date of grant of the Option (which shall not be less than the “fair market value” of a Common Share within the meaning of Section 409A).

(c)         Number of Common Shares. Each Award Agreement shall specify the number of Common Shares that are subject to the Option.

(d)         Vesting. The vesting schedule for each grant of Options shall be set forth in the applicable Award Agreement, including the treatment of outstanding Options upon a Participant’s termination of employment or service. An Option shall be exercisable only in accordance with the terms and conditions and during such periods as may be established by the Committee in the Award Agreement, or otherwise in accordance with the Plan and the Award Agreement. The Committee may, in its discretion, provide that such an Option may be exercised in whole or in part, in installments, cumulative or otherwise, for any period of time specified by the Committee or based on performance or other criteria established by the Committee.

(e)         Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price, or adequate provision therefor (in the discretion of the Committee), is received by the Company. Such payment may be made, as determined by the Committee in its sole discretion, (i) in cash; (ii) in Common Shares owned by the Participant or, solely to the extent permitted by the Committee, in Common Shares which may be received by the Participant upon exercise of the Option (in each case, the value of such Common Shares shall be their Fair Market Value on the date of exercise); (iii) in other property acceptable to the Committee; or (iv) by any combination thereof.

(f)          Term of Options. An Option and all rights and obligations thereunder shall expire on the date to be determined by the Committee and set forth in the applicable Award Agreement, which shall be not later than ten years from the date of grant of such Option.

Section 6.02. Restricted Stock.

(a)         General. The Committee is authorized to grant Awards of Restricted Stock under the Plan, which shall be evidenced by an Award Agreement and shall contain terms and conditions not inconsistent with the following limitations and conditions set forth herein.

(b)        Number of Common Shares; Restrictions. The Committee shall determine the number of Common Shares subject to Restricted Stock. The Committee shall establish conditions under which restrictions on Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals.

(c)         Requirements. If the specified restrictions are not met, the Restricted Stock shall terminate as to all Common Shares covered by the Award as to which the restrictions have not lapsed, and those Common Shares shall be immediately forfeited by the Participant to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)        Restrictions on Transfer and Legend on Stock Certificate. A Participant may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Stock. Unless otherwise determined by the Committee, the Company will retain possession of certificates for Common Shares subject to an Award of Restricted Stock until all restrictions on such shares have lapsed. Each certificate for Common Shares subject to an Award of Restricted Stock, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Award. The Committee may determine that the Company will not issue certificates for Awards of Restricted Stock until all restrictions on such shares have lapsed.

(e)         Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, the Participant shall not have the right to vote Restricted Stock (if applicable) or to receive any dividends or other distributions that would be paid on such Restricted Stock if the restrictions had lapsed.

Section 6.03. Restricted Stock Units; RSUs.

(a)         General. The Committee is authorized to grant RSUs under the Plan, which shall be evidenced by an Award Agreement and shall contain terms and conditions not inconsistent with the limitations and conditions set forth herein.

(b)        Terms of RSUs. The Committee may grant RSUs that will vest and settle over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. RSUs may be settled at the end of a specified performance period or other period, or settlement may be deferred to a date authorized by the Committee. The Committee shall determine the number of RSUs to be granted and the requirements applicable to such RSUs.

(c)         Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Company prior to the vesting of RSUs, or if other conditions established by the Committee are not met, the Participant’s RSUs shall be immediately forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)        Settlement of RSUs. Settlement of RSUs shall be made in cash, Common Shares or any combination of the foregoing, as the Committee shall determine in its sole discretion.

Section 6.04. Other Share-Based Awards. The Committee is authorized to grant unrestricted Common Shares or Other Share-Based Awards under the Plan to Participants, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions, including vesting schedules or other criteria, including performance criteria, as the Committee will from time to time in its sole discretion determine.

Section 6.05. Settlement of Awards. Common Shares delivered pursuant to the exercise of an Option, settlement of an RSU or the issuance, exercise or vesting and settlement of Other Share-Based Awards shall be subject to any such additional conditions (other than vesting conditions), restrictions and contingencies as the Committee may establish pursuant to the Plan and Award Agreement, in addition to the conditions set forth herein.

Section 6.06. Amendment to Awards. The Committee may waive any conditions or rights under any Award theretofore granted, prospectively or retroactively.

Section 6.07. Shareholders Agreement.

(a)         Each Participant who is granted any Award shall, as a condition to the grant of such Award, execute an agreement pursuant to which he or she shall become a party to the Shareholders Agreement or agree to execute such an agreement at the time of such Award is settled in Common Shares.

(b)        The Shareholders Agreement is hereby incorporated by reference herein in its entirety, and each Participant and all of his or her Awards and Common Shares held pursuant to the exercise or settlement of his or her Awards shall be subject to the terms of the Shareholders Agreement, including, without limitation, those terms relating to the Company’s call rights, tag-along rights, drag-along rights and other rights and obligations of the Company and its shareholders relating to the Awards and underlying Common Shares set forth therein.

Section 6.08. Other Provisions. The grant of any Award may also be subject to such other provisions as the Committee deems appropriate (whether or not applicable to any Award granted to any other Participant), including the treatment of Awards and Common Shares upon the occurrence of any corporate transaction or distribution involving the Company, including any merger, reorganization, recapitalization or other similar corporate event.

ARTICLE 7

CHANGE IN CONTROL

Section 7.01. Committee Actions on a Change in Control. In the event of a Change in Control, the Committee will have full discretion, subject to any applicable regulatory approvals, and subject to the terms of any Award Agreement, to take whatever actions that it deems necessary or appropriate with respect to outstanding Awards, including: (a) to provide for full or partial accelerated vesting of any Award or portion thereof, either immediately prior to such Change in Control or on such terms and conditions following the Change in Control as the Committee may determine in its sole discretion; (b) to provide for the assumption of an Award (or portions thereof) or the issuance of substitute awards of the surviving or acquiring Company (subject to Section 409A, where applicable); (c) to provide for the cash-out and cancelation of any Vested Award (or portion thereof) immediately prior to such Change in Control, which cash-out may (subject to Section 409A, where applicable) be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change in Control; provided that, for the avoidance of doubt and regardless of the terms of any Award Agreement, if the Vested Award has an Exercise Price that exceeds the Fair Market Value of the Common Shares underlying the Award, the Award may be canceled for no consideration; (d) to cancel, without consideration, any Unvested Award and any other Option that is not otherwise exercised on or prior to any Change in Control; or (e) to take any other actions as the Committee deems necessary or advisable in connection with such Change in Control. The Committee may, in connection with a Change in Control, take different actions with respect to different Participants under the Plan, different Awards under the Plan and different portions of Awards granted under the Plan.

ARTICLE 8

TAX WITHHOLDING

All distributions under the Plan are subject to minimum tax withholding obligations, and the Committee may condition the delivery of Common Shares or other benefits upon satisfaction of all applicable withholding requirements. The Committee, in its sole discretion and subject to such requirements as it may prescribe, may permit such withholding obligations to be satisfied through any combination of the following: (a) cash payment by the Participant; (b) payroll withholding of the Participant’s salary, wages or other compensation; (c) surrender of Common Shares which the Participant already owns (either by actual surrender or attestation); or (d)  surrender of Common Shares or other benefits to which the Participant is otherwise entitled (e.g., upon exercise of an Option) under the terms of the Plan.

ARTICLE 9

TRANSFERABILITY

Section 9.01. Transferability of Awards. Except as otherwise expressly permitted by the Committee, no Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Participant only by him or her or by his or her legal representative.

Section 9.02. Transferability of Common Shares. Except as otherwise expressly provided in the Shareholders Agreement, Common Shares issued in respect of an Award may not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.

Section 9.03. Continuation of Terms. To the extent any transfer of any Award or of any Common Shares issued in respect of an Award is permitted pursuant to Section 9.01 or Section 9.02, (i) any transferee of any such Award or Common Share shall, by virtue of and as a condition to such transfer, agree to be bound by the terms of the Plan, the applicable Award Agreement and the Shareholders Agreement and (ii) the provisions of the Plan and the Award Agreement with respect to such Award or Common Shares will continue to apply as though the Award or Common Shares were still held by the applicable Participant.

ARTICLE 10

LIMITATION ON IMPLIED RIGHTS

Section 10.01. Property Rights. Neither a Participant nor any other Person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of any member of the Company Group whatsoever including without limitation, any specific funds, assets or other property which any member of the Company Group, in its or their sole discretion, may set aside in anticipation of a liability under the Plan. Subject to the terms of the Plan, a Participant shall have only a contractual right to the Common Shares or amounts, if any, payable under the Plan, unsecured by any assets of any member of the Company Group, and nothing contained in the Plan shall constitute a representation or guarantee that the assets of any member of the Company Group shall be sufficient to pay any benefits to any Person.

Section 10.02. Employment Rights. Nothing in this Plan nor in any Award Agreement shall confer upon any Participant any promise or commitment by any member of the Company Group regarding employment, employment positions, work assignments, compensation or any other term or condition of employment or affiliation.

Section 10.03. No Implied Rights or Obligations. The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Participants or others claiming entitlement under the Plan or any obligations on the part of any member of the Company Group, or the Committee, except as expressly provided herein. No Award shall be deemed to be salary or compensation for the purposes of computing benefits under any employee benefit, severance, pension or retirement plan of the Company or any of its Subsidiaries, unless the Committee shall determine otherwise, applicable local law provides otherwise or the terms of such plan specifically include such compensation.

Section 10.04. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from any member of the Company Group pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 10.05. Rights as a Shareholder. No Participant or holder of any Award shall have any rights as a Shareholder with respect to any Common Shares underlying such Award until the Award has been exercised or settled, and the Participant or holder has been issued Common Shares in accordance with the terms of the Plan.

Section 10.06. Additional Conditions of Awards. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancelation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a termination of the Participant’s employment or service with the Company or any of its Subsidiaries, a violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of any member of the Company Group.

Section 10.07. Variations by Jurisdiction. Awards may be granted to Participants in different legal jurisdictions on such terms and conditions as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 10.08. Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to any member of the Company Group, trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include:

(a)        administering and maintaining Participant records;

(b)        providing information to any member of the Company Group, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

(c)         providing information to future purchasers or other transaction counterparties of any member of the Company Group, or the business in which the Participant works; and

(d)        transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

ARTICLE 11

GOVERNMENT AND STOCK EXCHANGE REGULATIONS

The Committee may refuse to issue or transfer any Common Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Common Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise or settlement of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal and state securities laws and any other laws to which such offer, if made, would be subject.

Upon the issuance of Common Shares in connection with the grant, vesting, exercise or settlement of an Award at a time when there is not in effect a registration statement under the Securities Act relating to such Common Shares and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act, or if the rules or interpretations of the Securities and Exchange Commission so require, such Common Shares may be issued only if the Company and the holder of such Common Shares are in compliance with all securities law requirements for an exemption from registration and the holder represents and warrants in writing to the Company that the Common Shares purchased are being acquired for investment and not with a view to distribution thereof.

The Company is under no duty to ensure that Common Shares may legally be delivered under the Plan, and shall have no liability to Award recipients in the event such delivery of Common Shares may not be made.

ARTICLE 12

AMENDMENTS, SUSPENSIONS OR TERMINATION OF PLAN

Section 12.01. Amendment and Termination of the Plan. The Board may at any time amend, suspend or terminate the Plan from time to time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without approval by the shareholders of the Company if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply.

Section 12.02. Amendment of Awards or Award Agreements. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially adversely impair the rights of any Participant or any holder of any Award theretofore granted will not to that extent be effective without the consent of the affected Participant or holder, except that the Shareholders Agreement may be amended without the consent of a Participant in accordance with the terms thereof.

Section 12.03. Corrections. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that it shall deem desirable to carry the Plan into effect.

ARTICLE 13

TERMINATION

The Plan shall continue in effect until September 4, 2029, unless earlier terminated by the Board pursuant to Article 12.

ARTICLE 14

GOVERNING LAW; ARBITRATION

The validity, construction and effect of the Plan, the Award Agreements and any rules, regulations or procedures relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state. By accepting an Award under the Plan, each Participant waives, to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award, each Participant certifies that no officer, representative, or attorney of the Company or the Company Group, or other Person, has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan or any Award, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made thereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

ARTICLE 15

SECTION 409A OF THE CODE

The Plan is intended to comply with the requirements of Section 409A of the Code and the regulations and guidance thereunder (respectively, “Section 409A”), the provisions of the Plan shall be interpreted in a manner that satisfies such requirements, and the Plan shall be operated accordingly. If any provision of the Plan would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict. If an operational failure occurs with respect to the requirements of Section 409A, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service. No provision of the Plan shall be interpreted to transfer any liability for a failure to comply with Section 409A from a Participant or any other Person to the Company or the Company Group.

Notwithstanding any provision of the Plan or any Award Agreement, if at the time of termination of a Participant’s employment or service with the Company or any of its Subsidiaries he or she is a “specified employee” (as defined in Section 409A) and any payments upon such termination under the Plan or such Award Agreement are treated as deferred compensation subject to Section 409A, he or she will not be entitled to such payments until the earlier of (a) the date that is six months after such termination or (b) any earlier date that does not result in any additional tax or interest to such Participant under Section 409A.

For purposes of Section 409A, any payment or settlement of an Award made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A.